Exhibit 3.2

CERTIFICATE OF DESIGNATIONS

OF

MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK

OF

SAEXPLORATION HOLDINGS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

SAEXPLORATION HOLDINGS, INC., a Delaware corporation (the “Company”), certifies that pursuant to the resolutions of the Board of Directors adopted on January 26, 2018, the creation of Mandatorily Convertible Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), of the Company was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series B Preferred Stock, in addition to those set forth in the Certificate of Incorporation and the By-Laws, are fixed as follows:

1. Designation and Amount; Ranking. (a) There shall be created from the 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “Mandatorily Convertible Series B Preferred Stock,” par value $0.0001 per share, and the authorized number of shares for issuance of Series B Preferred Stock shall be 945,000. Shares of Series B Preferred Stock that are purchased or otherwise acquired by the Company, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Series B Preferred Stock.

(b) The Series B Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock; (ii) on a parity, in all respects, with all Parity Stock; and (iii) junior to all Senior Stock, in each case, as provided more fully herein.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144.

(b) “Agent Members” shall have the meaning specified in Section 7(a)(ii).

(c) “Board of Directors” or “Board” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(d) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(e) “By-Laws” shall mean the Second Amended and Restated By-Laws of the Company, as may be amended, amended and restated, or otherwise modified from time to time.

(f) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(g) “Certificate of Incorporation” shall mean the Third Amended and Restated Certificate of Incorporation of the Company, dated as of September 6, 2016, as may be amended, amended and restated, or otherwise modified from time to time.

(h) “Certificated Series B Preferred Stock” shall have the meaning specified in Section 7(a)(iii).

(i) “close of business” shall mean 5:00 p.m. (New York City time).

(j) “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company, subject to Section 4.(h).

(k) “Company” shall have the meaning specified in the preamble.

(l) “Conversion Rate” shall have the meaning specified in Section 4.(a).

(m) “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

(n) “Effective Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Exchange Offer” shall mean the Company’s offer to exchange any and all of its Existing Notes and any and all of its Stub Notes, plus accrued and unpaid interest from and including January 15, 2018 thereon, for up to (i) 1,883,964 newly issued shares of Common Stock, (ii) 35,000 newly issued shares of the Series A Preferred Stock, (iii) 945,000 newly issued shares of the Series B Preferred Stock (which is mandatorily convertible into 20,542,196 shares of Common Stock, subject to certain conditions), and (iv) 8,169,822 Series C Warrants to purchase 8,169,822 shares of Common Stock, pursuant to that certain Exchange Offer Memorandum and Consent Solicitation Statement dated December 22, 2017.

(q) “Existing Notes” shall mean the 10.000% Senior Secured Second Lien Notes due 2019 of the Company, as governed by the Existing Notes Indenture.

(r) “Existing Notes Indenture” shall mean that certain indenture, dated as of July 27, 2016, by and among the Company, the guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

(s) “Global Series B Preferred Stock” shall have the meaning specified in Section 7(a)(i).

(t) “Governmental Authority” means (a) any national, supranational, federal, state, provincial, county, municipal or local government or any entity exercising executive, legislative, judicial, quasi-judicial, arbitral, regulatory, taxing or administrative functions of or pertaining to government and (b) any agency, commission, division, bureau, department, court, tribunal, instrumentality, authority, quasi-governmental authority or other political subdivision of any government, entity or organization described in the foregoing clause (a), in each case, whether U.S. or non-U.S.

(u) “Holder” shall mean a holder of record of the Series B Preferred Stock.

(v) “Issue Date” shall mean January 29, 2018, the original date of issuance of the Series B Preferred Stock.

(w) “Junior Stock” shall mean the Common Stock, all other classes of the Company’s common stock and each other class of Capital Stock or series of preferred stock established after the Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(x) “Law” means any Order, law, statute, regulation, code, ordinance, policy, rule, consent decree, consent order or other requirement of any Governmental Authority.

(y) “Mandatory Conversion Date” shall have the meaning specified in Section 4.(b).

(z) “New Common Shares” shall mean the 1,883,964 shares of Common Stock issued in conjunction with the Exchange Offer.

(aa) “Officer” shall mean, with respect to any Person, the Chairman of the Board, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person; provided that, in the case of a limited or general partnership, limited liability company or other Person that is not a corporation, the term “Officer” shall also include any of the foregoing officers of a direct or indirect general partner, managing member or other similar Person.

(bb) “Officers’ Certificate” shall mean a certificate signed by two Officers.

(cc) “open of business” shall mean 9:00 a.m. (New York City time).

(dd) “Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with a Governmental Authority of competent jurisdiction.

(ee) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(ff) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(gg) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

(hh) “Reference Property” shall have the meaning specified in Section 4.(h).

(ii) “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the Settlement Date, by and between the Company and certain holders of Common Stock, entered into in conjunction with the Exchange Offer.

(jj) “Reorganization Event” shall have the meaning specified in Section 4.(h).

(kk) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act

(ll) “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(mm) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(nn) “Senior Stock” shall mean the Series A Preferred Stock and any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(oo) “Series A Preferred Stock” shall mean the series of preferred stock of the Company, designated as the “8.0% Cumulative Perpetual Series A Preferred Stock,” par value $0.0001 per share, which was issued in conjunction with the Exchange Offer.

(pp) “Series B Preferred Stock” hall have the meaning specified in the preamble.

(qq) “Series C Warrants” shall mean the 8,169,822 warrants to purchase 8,169,822 shares of Common Stock, which warrants were issued in conjunction with the Exchange Offer.

(rr) “Settlement Date” shall mean January 29, 2018.

(ss) “Shareholder Approval” shall mean the approval by holders of a majority of the issued and outstanding shares of Common Stock of (i) the amendment to the Certificate of Incorporation to increase the number of shares of the Company’s Common Stock authorized for issuance in an amount to provide a sufficient number of authorized shares of Common Stock for the issuance of New Common Shares and for the issuance of the shares upon conversion of all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, and upon exercise of the Series C Warrants and (ii) such approval as may be required by the applicable rules and regulations of NASDAQ (or any successor entity) from the shareholders of the Company with respect to the issuance of New Common Shares and the issuance of the shares upon conversion of all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Series C Warrants in excess of 19.99% of the issued and outstanding Common Stock on the Settlement Date.

(tt) “Stub Notes” shall mean the 10.000% Senior Secured Notes due 2019 of the Company, as governed by the Stub Notes Indenture.

(uu) “Stub Notes Indenture” shall mean that certain indenture, dated as of June 29, 2014, by and among the Company, the guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as successor trustee and noteholder collateral agent to U.S. Bank National Association, as amended by that certain First Supplemental Indenture, dated as of June 29, 2016, by and among the Company, the guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as successor trustee and noteholder collateral agent to U.S. Bank National Association.

(vv) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(ww) “Transfer Agent” shall mean Continental Stock Transfer & Trust Company, acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series B Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(xx) “Transfer Restricted Securities” shall mean (i) each share of Series B Preferred Stock or Common Stock into which such share of Series B Preferred Stock is converted required to bear the legend set forth in Section 7(c)(vi), and (ii) any shares of Common Stock issued as a dividend on any Transfer Restricted Security.

3. Voting. (a) The shares of Series B Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i) So long as any shares of Series B Preferred Stock remain outstanding, unless a greater percentage shall then be required by Law, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding Series B Preferred Stock voting or consenting, as the case may be, separately as one class, (A) create, authorize or issue any class or series of Senior Stock, other than the Series A Preferred Stock, or Parity Stock (or any security convertible into Senior Stock, other than the Series A Preferred Stock, or Parity Stock) or (B) amend the Company’s constituent documents by merger or otherwise so as to affect adversely the rights, preferences, privileges or voting rights of Holders, including, without limitation, provisions relating to conversion rights and ranking.

(ii) In all cases in which Holders shall be entitled to vote, each share of Series B Preferred Stock shall be entitled to one vote.

(b) The Company may authorize, increase the authorized amount of, or issue any class or series of Junior Stock, without the consent of the Holders, and in taking such actions the Company shall not be deemed to have affected, and any amendment of the Certificate of Incorporation of the Company that effects such actions shall not be deemed to affect, adversely the rights, preferences, privileges or voting rights of Holders specified herein.

4. Mandatory Conversion. (a) Within 20 Business Days of receipt of Shareholder Approval, the Company shall convert all outstanding shares of the Series B Preferred Stock into shares of Common Stock and warrants of the Company with terms identical to those of the Series C Warrants (the “Conversion Warrants”), in which case each Holder will receive, for each share of Series B Preferred Stock being converted, a number of shares of Common Stock and/or a number of Conversion Warrants, in aggregate equal to the Conversion Rate. The initial conversion rate for the Series B Preferred Stock is 21.7378 shares of Common Stock per share of Series B Preferred Stock (the “Conversion Rate”).

(b) To exercise the mandatory conversion right described in this Section 4, the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) announcing such a mandatory conversion. The Company shall also give notice by mail or by publication to the Holders (not later than two Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Series B Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no earlier than five Business Days and no later than 20 Business Days after the date on which the Company issues the press release described in this Section 4.(b).

(c) Any Holder that would beneficially own 10% or greater of the shares of Common Stock outstanding following the exercise of the mandatory conversion right described in this Section 4 may elect (the “Warrant Election Option”) instead to receive, on a one-for-one basis in lieu of additional shares of Common Stock, Conversion Warrants.

(d) Any Holder electing the Warrant Election Option must deliver to the Company by 5:00 p.m. on the second Business Day before the Mandatory Conversion Date, a warrant election notice (the “Warrant Election Notice”), which Warrant Election Notice includes the number of warrants that such Holder elects to receive pursuant to the Warrant Election Option.

(e) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 4.(b) shall state, as appropriate: (i) the Mandatory Conversion Date; and (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock.

(f) On and after the Mandatory Conversion Date, all rights of Holders of such Series B Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 5. Upon conversion, the Company will deliver to each Holder a number of shares of Common Stock equal to the number of shares of Series B Preferred Stock being converted by such Holder multiplied by the then applicable Conversion Rate (with shares of Common Stock issued in whole integral multiples, rounded down in lieu of any fractional shares that a Holder would be entitled to receive) on the third Business Day immediately following the relevant conversion date.

(g) The Conversion Rate shall be adjusted, without duplication, if the Company issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a share split or share combination based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made however shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described herein is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(h) If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(i) Upon any increase in the Conversion Rate, the Company promptly shall deliver to each Holder a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(j) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series B Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Series B Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. The Company and its Subsidiaries shall not become a party to any Reorganization Event unless its terms are consistent with this Section 4.(h). Notwithstanding Section 4.(b), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series B Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 4.(a). The provisions of this Section 4.(a) shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

(k) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock such maximum number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock or the payment or partial payment of dividends declared on Series B Preferred Stock that are payable in Common Stock.

(l) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock or the payment or partial payment of a dividend on Series B Preferred Stock in Common Stock, shall be made without charge to the converting Holder or recipient of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Series B Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

5. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion of the Series B Preferred Stock. If, upon conversion of the Series B Preferred Stock, a Holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will round down to the nearest whole number the number of shares of Common Stock to be issued to such Holder.

6. Rights as Stockholders.

(a) The Series B Preferred Stock will not entitle their Holders to any of the rights of a stockholder of the Company, except as expressly provided in this Certificate of Designations. Upon conversion, any Holder who receives Common Stock in excess of 2.5% of the then-outstanding Common Stock will be entitled to execute joinders to the Registration Rights Agreement.

(b) If the Company declares a dividend or distribution of any cash or other assets or property to all holders of Common Stock while any shares of Series B Preferred Stock are outstanding (except for dividends for which an adjustment is required to be made pursuant Section 4.(g)), the Holders shall be entitled to receive, upon the conversion of the shares of Series B Preferred Stock into shares of Common Stock, the cash or other assets or property to which they would have been entitled had the shares of Series B Preferred Stock been converted on the record date for such dividend or distribution.

7. Certificates. (a) Form and Dating. The Series B Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series B Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Series B Preferred Stock certificate shall be dated the date of its authentication.

(i) Global Series B Preferred Stock. The Series B Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Series B Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series B Preferred Stock represented by Global Series B Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Series B Preferred Stock that are not Transfer Restricted Securities on a Mandatory Conversion Date, all shares of Common Stock issued in respect thereof on such Mandatory Conversion Date shall not bear the legend required pursuant to Section 7(c)(vi) below and shall be freely transferable without restriction under the Securities Act (other than by the Company’s Affiliates), and such shares shall be eligible for receipt in global form through the facilities of DTC.

(ii) Book-Entry Provisions. In the event Global Series B Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series B Preferred Stock certificates that shall (A) be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Series B Preferred Stock or the nominee of DTC and (B) be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Series B Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Series B Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Series B Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series B Preferred Stock.

(iii) Certificated Series B Preferred Stock. Except as provided in this Section 7(a) or in Section 7(c), owners of beneficial interests in Global Series B Preferred Stock will not be entitled to receive physical delivery of Series B Preferred Stock in fully registered certificated form (“Certificated Series B Preferred Stock”). With respect to shares of Series B Preferred Stock that are Transfer Restricted Securities on a Mandatory Conversion Date, all shares of Common Stock issuable on conversion of such shares on such Mandatory Conversion Date shall bear the legend required pursuant to Section 7(c)(vi) below and shall be in global form if issued in respect of a Global Series B Preferred Stock.

(b) Execution and Authentication.

(i) Two Officers shall sign the Series B Preferred Stock certificate for the Company by manual or facsimile signature.

(ii) If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, the Series B Preferred Stock certificate shall be valid nevertheless.

(iii) A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series B Preferred Stock certificate. The signature shall be conclusive evidence that the Series B Preferred Stock certificate has been authenticated under this Certificate of Designations.

(iv) The Transfer Agent shall authenticate and deliver certificates for up to 945,000 shares of Series B Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of the Series B Preferred Stock is to be authenticated.

(v) The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c) Transfer and Exchange.

(i) Transfer and Exchange of Certificated Series B Preferred Stock. When Certificated Series B Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series B Preferred Stock or to exchange such Certificated Series B Preferred Stock for an equal number of shares of Certificated Series B Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series B Preferred Stock surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) if such Certificated Series B Preferred Stock is a Transfer Restricted Security, is being transferred or exchanged in accordance with the transfer restrictions set forth in the legend pursuant to Section 7(c)(vi) below, and is accompanied by, if such Certificated Series B Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (1) a certification to that effect and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 7(c)(vi).

(ii) Restrictions on Transfer of Certificated Series B Preferred Stock for a Beneficial Interest in Global Series B Preferred Stock. Certificated Series B Preferred Stock may not be exchanged for a beneficial interest in Global Series B Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series B Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series B Preferred Stock to reflect an increase in the number of shares of Series B

Preferred Stock represented by the Global Series B Preferred Stock, then the Transfer Agent shall cancel such Certificated Series B Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series B Preferred Stock represented by the Global Series B Preferred Stock to be increased accordingly. If no Global Series B Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Series B Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Series B Preferred Stock. The transfer and exchange of Global Series B Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Series B Preferred Stock for Certificated Series B Preferred Stock.

(A) If at any time:

(1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Series B Preferred Stock and a successor depository for the Global Series B Preferred Stock is not appointed by the Company within 90 days after delivery of such notice; or

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Series B Preferred Stock is not appointed by the Company within 90 days,

then the Company shall execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Series B Preferred Stock to the Persons designated by the Company, shall authenticate and deliver Certificated Series B Preferred Stock equal to the number of shares of Series B Preferred Stock represented by the Global Series B Preferred Stock, in exchange for such Global Series B Preferred Stock. Subject to the foregoing, the beneficial interests in a Global Series B Preferred Stock shall not be exchangeable for Certificated Series B Preferred Stock.

(B) Certificated Series B Preferred Stock issued in exchange for a beneficial interest in a Global Series B Preferred Stock pursuant to this Section 7(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series B Preferred Stock to the Persons in whose names such Series B Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer and Exchange of Global Series B Preferred Stock.

(A) Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in Section 7(c)(iv)), Global Series B Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(B) In the event that the Global Series B Preferred Stock is exchanged for Series B Preferred Stock in definitive registered form pursuant to Section 7(c)(iv), such Series B Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 7(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designations intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi) Legend.

(A) Except as permitted by Section 7(c)(vi)(C), each certificate evidencing the Global Series B Preferred Stock and the Certificated Series B Preferred Stock shall bear a legend in substantially the following form:

“THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT

DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT] [IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)][ IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2. AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC., (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK OR A BENEFICIAL INTEREST HEREIN.

HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(B) Except as permitted by Section 7(c)(vi)(C), each certificate evidencing Common Stock in certificated form shall bear a legend in substantially the following form:

“THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT] [IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)][ IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2. AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO

DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF COMMON STOCK OR A BENEFICIAL INTEREST HEREIN.

HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(C) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Series B Preferred Stock) pursuant to Rule 144 or another similar exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(1) in the case of any Transfer Restricted Security that is Certificated Series B Preferred Stock or Common Stock in certificated form, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series B Preferred Stock or Common Stock in certificated form that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(2) in the case of any Transfer Restricted Security that is in global form, the Transfer Agent, shall decrease the amount of shares represented by such global security and increase the amount of shares represented by such global security not otherwise bearing the legend required above, and shall, in accordance with DTC procedures, deliver beneficial interests in such global security not bearing such legend.

Any share of Series B Preferred Stock (or security issued in exchange or substitution therefor) as to which the restrictions on transfer set forth above shall have expired in accordance with their terms may, upon surrender of such share of Series B Preferred Stock for exchange to the Transfer Agent, be exchanged for a new share of Series B Preferred Stock, which shall not bear the restrictive legend required above and shall not be assigned a restricted CUSIP number, if any. The Company shall be entitled to instruct the Transfer Agent in writing to so surrender any Global Series B Preferred Stock as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Transfer Agent shall so surrender such Global Series B Preferred Stock for exchange; and any new Global Series B Preferred Stock so exchanged therefor shall not bear the restrictive legend specified above and shall not be assigned a restricted CUSIP number.

(vii) Cancellation or Adjustment of Global Series B Preferred Stock. At such time as all beneficial interests in Global Series B Preferred Stock have either been exchanged for Certificated Series B Preferred Stock, converted or canceled, such Global Series B Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Series B Preferred Stock is exchanged for Certificated Series B Preferred Stock, converted or canceled, the number of shares of Series B Preferred Stock represented by such Global Series B Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series B Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(viii) Obligations with Respect to Transfers and Exchanges of Series B Preferred Stock.

(A) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series B Preferred Stock and Global Series B Preferred Stock as required pursuant to the provisions of this Section 7(c).

(B) All Certificated Series B Preferred Stock and Global Series B Preferred Stock issued upon any registration of transfer or exchange of Certificated Series B Preferred Stock or Global Series B Preferred Stock shall be the valid Capital Stock of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Series B Preferred Stock or Global Series B Preferred Stock surrendered upon such registration of transfer or exchange.

(C) Prior to due presentment for registration of transfer of any shares of Series B Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series B Preferred Stock are registered as the absolute owner of such Series B Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series B Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series B Preferred Stock certificates or Common Stock certificates.

(ix) No Obligation of the Transfer Agent.

(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series B Preferred Stock, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series B Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Series B Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series B Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Series B Preferred Stock). The rights of beneficial owners in any Global Series B Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Series B Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Replacement Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(e) Temporary Certificates. Until definitive Series B Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall authenticate temporary Series B Preferred Stock certificates. Any temporary Series B Preferred Stock certificates shall be substantially in the form of definitive Series B Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series B Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall authenticate definitive Series B Preferred Stock certificates and deliver them in exchange for temporary Series B Preferred Stock certificates.

(f) Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Series B Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i) At such time as all beneficial interests in Global Series B Preferred Stock have either been exchanged for Certificated Series B Preferred Stock, converted, repurchased or canceled, such Global Series B Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii) The Transfer Agent and no one else shall cancel and destroy all Series B Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series B Preferred Stock certificates to the Company. The Company may not issue new Series B Preferred Stock certificates to replace Series B Preferred Stock certificates to the extent they evidence Series B Preferred Stock which the Company has purchased or otherwise acquired.

8. Miscellaneous Provisions. (a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares of Series B Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

(c) The shares of Series B Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder, or for Global Series B Preferred Stock, to the Depository in accordance with its procedures.

(e) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(f) Holders shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Company.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 29th day of January, 2018.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Jeff Hastings
Name:	Jeff Hastings
Title:	Chairman and Chief Executive Officer

Attest:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

Signature Page to

Certificate of Designations of

Mandatorily Convertible Series B Preferred Stock

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[[THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF MANDATORILY CONVERTIBLE SERIES B PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.]1

[THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.]2

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT] [IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)][ IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2. AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y)

[1]	Include for Global Series B Preferred Stock.
[2]	Include for Common Stock.

Exhibit A - 1

SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF [MANDATORILY CONVERTIBLE PREFERRED]3[COMMON]4 STOCK OR A BENEFICIAL INTEREST HEREIN.”]5

HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH

[3]	Include for Series B Preferred Stock.
[4]	Include for Common Stock.
[5]	Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

Exhibit A - 2

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]6

[6]	Subject to removal if not a global security.

Exhibit A - 3

Certificate Number	Number of Shares of
[ ]	Series B Preferred Stock

CUSIP NO.: [●]

Mandatorily Convertible Series B Preferred Stock

of

SAEXPLORATION HOLDINGS, INC.

SAEXPLORATION HOLDINGS, INC., a Delaware corporation (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] fully paid and non-assessable shares of Series B Preferred Stock, par value $0.0001 per share, of the Company designated as the Mandatorily Convertible Series B Preferred Stock (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are as specified in, and the shares of the Series B Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations dated January 29, 2018, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series B Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

Exhibit A - 4

IN WITNESS WHEREOF, the Company has executed this certificate this              day of January, 2018.

SAEXPLORATION HOLDINGS, INC.

By:
Name: [ ]
Title: [ ]

By:
Name: [ ]
Title: [ ]

Exhibit A - 5

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series B Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Transfer Agent,

By:
Authorized Signatory

Exhibit A - 6

REVERSE OF SECURITY

The Company will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

Exhibit A - 7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series B Preferred Stock Certificate)

Signature Guarantee:                                                      7

[7]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit A - 8